EXHIBIT 9

                   CONSENT OF PAUL M. FISCHER, FSA, CLU, CHFC

                                     February 29, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

    This consent is furnished in connection with the registration of flexible variable universal life insurance policies ("Policies") under the Securities Act of 1933. The prospectuses included in the Registration Statement on Form S-6 (SEC File No. 333-86921) describe the Policies. The forms of Policies were prepared under my direction, and I am familiar with the Registration Statement and Exhibits thereto.


    In my opinion, the illustrations of death benefits and cash values included in the sections entitled "Illustrations of Death Benefits, Policy Values ("Account Values"), and Cash Surrender Values" in Appendix B of the Prospectuses, based on the assumptions stated in the illustrations, are consistent with the provisions of the respective forms of the Policies.


    I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,



                                     /s/ Paul M. Fischer
                                     -------------------------------
                                     Paul M. Fischer, FSA, CLU, ChFC
                                     Vice President